Exhibit 3.38

AZ CORPORATION COMMISSION FILED

APR 26 2005 “EXP”

FILE NO L-1197749-3

AZ Corp. Commission

01190788

ARTICLES OF ORGANIZATION OF

CIRCLE G AT THE CHURCH FARM NORTH JOINT VENTURE, LLC

Pursuant to Section 29-632 of the Arizona Revised Statutes, the undersigned states as follows:

1. The name of the limited liability company is Circle G at the Church Farm North Joint Venture, LLC (the “Company”).

2. The address of the registered office of the Company in Arizona is 8840 East Chaparral Road, Suite 200, Scottsdale, Arizona 85250.

3. The Company’s statutory agent for service of process is Lars O. Lagerman, Esq., Bryan Cave LLP, Two North Central Avenue, Suite 2200, Phoenix, Arizona 85004-4406.

4. The latest date on which the Company is to dissolve is December 31, 2030.

5. Management of the Company is reserved to the Manager.

6. The following are the names and mailing addresses of each person who is a Member of the Company:

William Lyon Homes, Inc.

8840 East Chaparral Road, Suite 200

Scottsdale, Arizona 85250

Attention: Mr. Tom Hickcox

Circle G One, L.L.C.

2152 Vineyard, Suite 105

Mesa, Arizona 85210

Attention: Mr. Dennis Barney

7. The initial Manager of the Company shall be William Lyon Homes, Inc., 8840 East Chaparral Road, Suite 200, Scottsdale, Arizona 85250 (Attention: Mr. Tom Hickcox).

505231.1

[0184063]

986894

$ PAID 85.00

1

L-1197749-3

Signed:

Date:

April 26, 2005

Lars O. Lagerman

CONSENT OF STATUTORY AGENT

The undersigned, having been designated to act as statutory agent for service of process, hereby consents to act in that capacity until he is removed or his resignation is submitted in accordance with the Arizona Revised Statutes.

DATED: April 26, 2005

Lars O. Lagerman

505231.1

[0184063]

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AZ Corp. Commission

02614274

FIRST AMENDMENT TO THE

ARTICLES OF ORGANIZATION

OF

CIRCLE G AT THE CHURCH FARM NORTH JOINT VENTURE, LLC

(ACC #L-1197749-3)

Pursuant to Section 29-633 of the Arizona Revised Statutes, the undersigned states as follows:

1. The name of the limited liability company is Circle G at the Church Farm North Joint Venture, LLC.

2. The initial Articles of Organization were filed on April 26, 2005.

3. Paragraph 5 of the Articles of Organization is amended by deleting said paragraph in its entirety and inserting the following:

5. Management of the Company is vested in the Members.

4. Paragraph 6 of the Articles of Organization is amended by deleting said paragraph in its entirety and inserting the following:

6. The following are the names and addresses of each person who is a Member of the Company:

William Lyon Homes, Inc.

8840 East Chaparral Road, Suite 200

Scottsdale, Arizona 85250

Attention: Mr. Tom Hickcox

5. Paragraph 7 of the Articles of Organization is deleted in its entirety.

6. Other than as set forth above, the Articles of Organization of Circle G at the Church Farm North Joint Venture, LLC remain unchanged.

628552.1 [0184063]

1

IN WITNESS WHEREOF, the undersigned has executed this First Amendment to Articles of Organization this 17th day of November, 2008.

MEMBER:

WILLIAM LYON HOMES, INC., a California corporation

By:

Printed Name:

Richard S. Robinson

Senior Vice President

Its:

By:

Printed Name:

Michael D. Grubbs

Senior Vice President

Its:

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